Exhibit 10.5

THIS ASSIGNMENT is made on the 11th day of February 2004.

BETWEEN:

(1)     SCNIDER LIMITED, a limited company incorporated in Hong Kong with its registered office situated at 701B, Nan Dao Commercial Building, 359-361 Queen’s Road Central Hong Kong (“the Assignor”); and

(2)     GRANDPLEX DEVELOPMENT LIMITED, a limited company incorporated in Hong Kong with its registered office situated at 1703, Top Glory Tower, 262 Gloucester Road, and Causeway Bay, Hong Kong (“the Assignee”).

WHEREAS:

(A)     The Assignor (acting as a distributor of the Assignee, the manufacturer of Eco-Pro energy saver) as the Seller has entered into a Chinese sale and purchase agreement with Topsearch Printed Circuits (HK) Limited (“Topsearch”) as the purchaser for the sale and purchase of 1 unit of “ECO-PRO” Energy Saver Model PPS-2000-380 (the “ECO-PRO”) at the consideration of HK$1,400,000.00 per unit payable by 70 monthly instalments, copy of which is annexed in Schedule 1 herein (the “Sale and Purchase Agreement”).

(B)     The Assignor has agreed to assign all the rights, title, benefit and interest together with all the Assignor’s obligations under and as stipulated in the Sale and Purchase Agreement to the Assignee on the terms and conditions set out below.

NOW THIS ASSIGNMENT WITNESSETH AND IT IS HEREBY AGREED AS FOLLOWS:

1.     The Assignor hereby assigns to the Assignee all rights benefits advantages claims and demands together with all the obligations under and as stipulated in the Sale and Purchase Agreement.

2.     In consideration of the said assignment by the Assignor, the Assignee hereby agrees to:

(a)     To observe and perform all the terms conditions and obligations on the part of the Assignor to observe and perform under the Sales and Purchase Agreement, including without limitation, the supply and delivery of 1 unit of ECO-PRO Energy saver Model PPS-2000-380 to Topsearch and the carrying out of the installation works and supply and delivery of peripherals according to the specifications listed in Schedule 2 herein thereof for Topsearch.

(b)     provide and deliver to Topsearch the said 1 unit of ECO-PRO within 14 working days from the signing of this Assignment or at other time as directed by the Assignor giving not less than 2 weeks’ prior notice in writing to the Assignee at its registered office.

(c)     within 10 business days from receiving the original written acceptance of the relevant unit of ECO-PRO by Topsearch, pay to the Assignor the sum of HK$550,000.00 for the said unit of ECO-PRO.

3.     For avoidance of doubt, it is mutually agreed that the Assignor shall procure Topsearch to pay monthly minimum payment of HK$20,000.00, on the 1st day of each calendar month, starting on the first calendar month immediately following the acceptance of the said unit of ECO-PRO by Topsearch, to the bank account as designated by the Assignee direct. The Assignee shall not demand payment from Topsearch unless Topsearch has defaulted payment for 30 days. In the event of such default by Topsearch, the Assignor shall, as requested by the Assignee, confirm in writing to Topsearch of the existence and validity of this Assignment.

4.     For avoidance of doubt, the Assignor hereby convenants undertakes with the Assignee that the Assignor has full right and power to assign the benefit and advantages as well as the obligations and burdens of and under the Sale and Purchase Agreement.

5.     Save and except the terms and conditions herein, The Assignor’s obligations to Topsearch under the Sale and Purchase Agreement are not affected in anyway.

6.     Without prejudice to any other rights or remedies which the Assignee may have against the Assignor, the Assignor undertakes to indemnify the Assignee on a maximum limit of HK$100,000.00 from and against: (a) any action, proceedings, claims, demands, costs and expenses and liabilities of whatsoever nature in any way connected with the Agreements brought or threatened against the Assignee upon the submission of evidence by Independent investigator that the same is caused or attributable to the fault of the Assignor.

7.     This Assignment shall be completed upon the fulfillment of clause 2 and any default of clause 2 shall render this Assignment void.

8.     This Assignment, including the Schedule contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, relating to the subject matter of this Agreement. No party has relied on any representation or warranty made by any other party which is not contained in this Assignment.

9.     (a) Neither party shall disclose or otherwise reveal to any third party the content and existence of this Assignment and the Sale and Purchase Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

(b)     Notwithstanding the other provisions of this Clause, any party may disclose the content and existence of this Assignment:-

(i)        to Topsearch if it defaults in making monthly payment in accordance to Clause 3 of this Assignment;

(ii)        to its professional advisers and auditors to the extent necessary for the purpose of this Assignment, provided such persons have agreed to the confidentiality obligations as set out in this Clause 9;

(iii)       if and to the extent the information has come into the public domain through no fault of that party

(c)     The restrictions contained in this Clause 9 shall apply without limit in time.

10.     The remedies provided in this Assignment shall be cumulative and in addition to all other remedies available under this Assignment or otherwise provided by law. Any delay by either party in exercising or failure to exercise, any right or remedy under this Assignment shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any rights or remedy under this Assignment or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any waiver of a breach of any of the terms of this Assignment or of any default hereunder shall not be deemed to be a waiver of any subsequent breach or default and shall in no way affect the other terms of this Assignment.

11.     This Assignment may be executed in two counterparts, both of which when taken together shall be considered one and the same assignment and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties, it being understood that the parties hereto need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

12.     In case any one or more of the provisions of this Assignment shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Assignment shall not in any way be affected or impaired thereby.

13.     This Assignment shall be governed by and construed and take effect in accordance with the laws of Hong Kong. Each party hereby irrevocably submits to the exclusive jurisdiction of the Hong Kong Courts.

SCHEDULE

Recital (1)
Copy of the Agreement

2003

(1)	Topsearch Printed Circuits (HK) Ltd. #3310 Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong

(2)	SCNIDER Limited #701 South Island Commercial Building, 359-361 Queen Road Central, Hong Kong

Sales Contract (No. P12001)

For and on behalf of SCNIDER Limited	initial

Sales Contract

Buyer:     Topsearch Printed Circuits (HK) Ltd.

Seller:     SCNIDER Limited

Preambles:

The seller is the distributor of “ECO-PRO Energy Saving” products in Hong Kong and China Area. According to the Law and Regulation of Hong Kong Special Administrative Area, based on equality, mutual benefit, sincerity and unconstraint, both parties have reached the following agreement for purchasing the ECO-PRO Energy Saving Equipment.

1.     Equipment

1.1 The buyer would like to purchase ECO-PRO Energy Saving Equipment (the “Equipment”) from the Seller, the detailed specification refers to the Attachment.

1.2 The purchase price of this product shall include all fees relevant to installation, testing, etc.

1.3 Before the outstanding has been paid off, the seller will keep the ownership of the Equipment and has the right to transfer the Equipment to a third party (the transferee).

2.     Trade Term

2.1 This contract shall become effective immediately after being signed by both parties.

2.2 The Seller shall ship the equipment to the buyer’s work site and complete the installation within 60 days from the effective date.

2.3 The Seller’s technician shall inspect the power system in the Buyer’s work site and measure the current electricity usage 7 days before the installation. The Seller shall test the Equipment 7 days after the installation to make sure that the minimum energy saving rate of Equipment will reach to 8%.

2.4 The warranty of the Equipment provided by the manufactory is 10 years. The Seller shall assist the Buyer to contact with the manufactory during that period.

2.5 The manufactory’s warranty shall include:

2.5.1 During the warranty period, the manufactory shall provide free repair or replacement for any damage occurred under normal operation after being inspected and confirmed by the Seller’s technical person.

2.5.2 Notwithstanding Clause 2.5.1, The Seller will charge the Buyer for maintenance services provided by its technicians at the prevailing rates under the following circumstances:

2.5.2.1 the Equipment is damaged by the Buyer’s incorrect use, unauthorized shipment and installation;

2.5.2.2 the Equipment has been refitted by the Buyer or to be refitted per the Buyer’s request.

2.5.2.3 the exterior of the Equipment needs to be repaired.

2.5.2.4 the Equipment is damaged by natural disaster such as fire, flood, earthquake, etc.

2.5.2.5 During the warranty period, the Buyer shall not remove, dismantle or refit the Equipment without the Seller’s authorization, otherwise the Seller has right to cancel the 10 years warranty.

2.6 The Buyer shall agree that the Seller has right to transfer the Equipment fully or partly to the Transferee (including but not limited to leasing companies) without the Buyer’s permission before the outstanding has been paid off.

2.7 The Seller, without giving the Buyer a notice in advance, shall transfer his ownership of the Equipment fully or partly to the Transferee at any time or according to the attached payment schedule.

2.8.1 the Buyer agrees that the Transferee shall not take any responsibility on behalf of the Seller to the Buyer under this Contract.

2.8.2 the Transferee's equities shall be assured under this Contract.

2.8 Unless the Seller and the Transferee have other written agreement, the Buyer shall not transfer his equities, liabilities and the Equipment to any other third party.

2.9 The manufactory has purchased the insurance for the Equipment. The maximum of each claim is 1 million US dollar for the loss caused by the Equipment’s breakdown after it has been inspected and confirmed by the authorized agent. When the claim accrued, the Buyer shall notify the Seller in writing. The Seller will contact the manufactory and insurance company for the compensation.

2.10 If the Buyer can prove that the energy-saving rate is lower than the testing rate confirmed by both parties and cause the energy-saving expenses lower than the monthly payment, the Seller will compensate the balance to the Buyer within three days.

3.     Payment

3.1 The testing shall be completed in 7 days after the installation according to Item 2.3. The first payment shall be payable on the same day when the Equipment is inspected and accepted by the Buyer.

3.2 Both parties agree that the monthly payment is HK$20,000. The payment shall be made automatically by the Buyer’s bank. 2% interest will be charged for each delayed payment.

3.3 The Buyer shall make the payment according to the schedule. The first payment shall start at the same day when the Equipment is inspected and accepted by the Buyer.

3.4 The payment shall be continued when the Equipment is under repair or inspection under warranty.

4.     Insurance

When the Equipment starts to operate, the risk of any unexpected damage or loss will transfer to the Buyer. In order to avoid any loss, the Buyer shall purchase risk insurance. The beneficiary shall be the Transferee.

5.     The Seller agrees to provide a free re-installation for the Equipment when the Buyer moves his factory and equipment, within four years. The re-installation site is limited to Guangdong province. The Buyer shall notify the Seller in writing before moving.

6.     Modification

6.1 When this Contract can not be fully or partly executed because of change of Governing law and regulations, both parties shall discuss and modify the relevant items in order to continue to perform the Contract.

6.2 If at any time any one or more of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction shall be in any way affected or impaired as a result.

7.     Others

7.1 Annotation

(a)     The definition of terms is provided in the Attachment.

(b)     All supplements of this Contract shall seem as part of the entire Contract.

(c)     The singular includes the plural, the company includes all individuals and organizations.

(d)     The headings are for reference only and should be ignored in construing this Agreement.

7.2 Any previous representation, expression of intent or agreement shall be replaced by the Contract.

7.3 Save and except otherwise agreed in writing, this Agreement contains the entire understanding and agreement relating to the subject matters of this Agreement.

7.4 This Contract shall be governed by and construed in accordance with the laws of Hong Kong.

8.     This agreement is executed in 3 copies. The Buyer, the Seller and the Manufactory shall keep each of which when so signed and delivered shall be deemed an original.

Attachment

1. Model and price	Model: PPS-2000-380 , Load: 2000 KVA, Voltage: 380 V Quantity : 1 Price : Unit price: HK$1,400,000, Total price: HK$1,400,000 Note: Price includes shipping and installation
2. Payment	2.1 No deposit is required. The shipping will be arranged once the Contract becomes effective. 2.2 Payment shall be made according to Item 3.
3. Other
1. The date and procedures of installation and method of energy-saving testing shall be confirmed by both parties before start.

2. The Seller will install a recording instrument to record the usage 7 days before and after the Energy-saving Equipment has been installed. These data will be used to calculate the Energy-saving rate.

In Witness whereof, the Buyer and the Seller have executed this Agreement as of the date set forth in the Contract.

The Buyer
Signature: /s/ Clement C.S. Wan
Representative: CLEMENT C.S.WAN
Position: Admin. & Management Manger

The Seller:
Signature:/s/ Alexander K.H. Lau
Representative: ALEXANDER K.H.LAU
Position: CEO

SCHEDULE

Recital (2)

Specification list of Installation

TOP SEARCH INSTALLATION SPECIFICATION

MACHINE TO BE INSTALLED: ECO-PRO PPS-2000-380 ENERGY SAVER
2000 KVA B380 VOLT

PLACE OF INSATLLATION: TOP SEARCH SHEKOU PLANT
ELECTRICAL POWER ROOM

THE MACHINE IS TO BE SERIAL CONNECTED INTO ONE OF THE DESIGNATED 2000 KVA MAIN TRANSFORMER. THE MACHINE WILL INTAKE POWER IN-FLOW FROM ONE 2000 KVA TRANSFORMER AND THRU THE ENERGY SAVER, POWER WILL BE REGULATED AND FLOW BACK TO THE DESTINATED MAIN SWITCH BOX.

JOB DESCRIPTION:

TO DISCONNECT AND ALTER THE POWER OUTFLOW FROM A 2000KVA TRANSFORMER AND RE-DIRECTED THE POWER INTO THE 2000KVA BY-PASS SYSTEM. THRU THE BY-PASS SYSTEM RE-DIRECT THE POWER BACK TO THE POWER INFLOW OF A 2000KVA MAIN SWITCH BOX.

MATERIAL INVOLVED:

1.	BY-PASS SYSTEM – THE SYSTEM CONSISTS OF ONE SET OF FOREIGN BRAND 2000 KVA ACB USING MITSUBISHI, SCHNEIDER, MERLIN OR OTHER BRAND OF SIMILAR GRADING AND ONE SET OF 2000 KVA MAUNAL CHANGE OVER. THE ABOVE SYSTEMS IS TO BE CONNECTED AND HOUSED IN A BY-PASS SYSTEM CASING AND TO BE HOUSED ON TOP OF THE 2000KVA SYSTEM.

2.	THE CONNECTION BETWEEN THE ECO-PRO ENERGY SAVER WILL BE USING BUS BAR, AND THE CONNECTION BETWEEN THE TRANSFORMER AND THE MAIN CIRCUIT WILL BE USING EITHER BUS BAR OR POWER CABLE.

3.	POWER DUCTING WILL BE USED TO HOUSE THE BUS BAR OR POWER CABLE FOR PROTECTION AND INSULATION.

4.	TO BUILT CAPICATORS IN WEAK AREA OF THE CIRCUIT TO REDUCE POWER LOSS IN EXCESSIVE LOW VOLTAGE AREA WITHIN THE DESIGNATED CIRCUIT.

IN WITNESS whereof the parties hereto execute this Assignment the day and year first above written.

SIGNED SEALED AND DELIVERED
BY Scnider by its director
/s/ signed

(Holder of HKID No.
in the presence of

SIGNED SEALED AND DELIVERED
BY Grandplex by its director
/s/ signed

(Holder of HKID No.
in the presence of